Exhibit 99.1
Merchandising and Advertising Growth Lead
Martha Stewart Living Omnimedia’s Strong Second Quarter 2008 Results
With New Emeril Lagasse Business and Continued Focus on Costs, EBITDA Guidance
Remains Unchanged
New York, New York – July 29, 2008 – Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter ended June 30, 2008, reporting a 5% increase in second quarter revenue to $77.1 million, led by strong performance in merchandising and advertising revenue growth across its media businesses.
Charles Koppelman, Executive Chairman of the Board, said, “We delivered increased topline growth and an impressive improvement in profitability, demonstrating the power of our brand and our team’s ability to execute even in challenging business conditions. The reason for our success is clear. We continue to do what we do best: create original content and inspirational products and market them across our robust omni-platforms. With well-positioned media assets, expanding merchandising relationships, and a growing international presence, we remain focused on producing sustained growth and profitability.”
Second Quarter 2008 Summary
Revenues rose 5% to $77.1 million compared to $73.4 million for the second quarter of 2007. Merchandising had notably strong performance in the quarter due to increased retail sales at Macy’s, the expansion of MSLO’s crafts line into Wal-Mart and the launch of our flowers program, with 1-800-Flowers.com. The segment also benefited from the newly acquired Emeril Lagasse franchise.
Addressing Merchandising performance, Robin Marino, President of Merchandising and Co-Chief Executive Officer, said, “Sales of Martha Stewart-branded products were strong in the second quarter despite the difficult retail and economic environment, reflecting the value customers find in our offerings. We are confident of the continued success for our lines at Macy’s and excited about the expansion of our crafts line into Wal-Mart, which provides a great opportunity to reach mass-merchant customers. We’re also excited about opportunities to further extend the Emeril brand and its portfolio of merchandising products.”
The Publishing segment delivered strong performance in the quarter, due to increased advertising revenue, excluding last year’s contribution from the since-closed Blueprint. Broadcasting revenues benefited from the addition of Emeril programming as well as the TurboChef cross-marketing agreement, and the Internet segment continued to gain traction.

Wenda Harris Millard, President of Media and Co-Chief Executive Officer, commented on the performance of the Company’s Media businesses, stating, “We outperformed the print ad industry over the first half of the year, validating the underlying strength of our titles as well as our ability to deliver high-impact omni ad programs to marketers. These advantages continue to position us well longer-term, despite headwinds for the overall advertising industry that may continue through the second half of the year.”
Operating income for the second quarter of 2008 was $1.7 million, compared to an operating loss of $(7.8) million for the second quarter of 2007.
Adjusted EBITDA for the second quarter of 2008 was $5.3 million, compared to $(0.8) million in the prior year period. The improvement in Adjusted EBITDA was driven by the strong contributions from merchandising and publishing, partially offset by certain non-recurring corporate costs of $1.5 million.
Other expense included a non-cash charge of $1.1 million related to the accounting impact of marking certain assets under FAS 133 to fair value.
Net income per share from continuing operations was $0.01 for the second quarter of 2008, compared to a net loss per share of ($0.13) for the second quarter of 2007. Excluding the additional corporate costs and non-cash accounting charge, net income would have been $2.9 million, or $0.05 per share.
Second Quarter 2008 Results by Segment
Publishing
Revenues in the second quarter of 2008 were $46.3 million compared to $47.5 million in the prior year’s second quarter, driven by an increase in revenue from Martha Stewart Living, offset by the absence of Blueprint.
Operating income was $7.2 million for the second quarter of 2008, compared to $5.1 million in the second quarter of 2007.
Adjusted EBITDA was $8.0 million in the second quarter of 2008, up 18% from $6.8 million in the prior year’s quarter.
Highlights
•	Total ad revenue increased 6% in the quarter, when excluding the prior-year contribution of Blueprint, which was discontinued in December 2007. Ad rates continued to grow ahead of pages.

•	Comparable third quarter 2008 advertising revenue is currently trending down approximately 15% over the prior year’s quarter, and visibility remains limited.

•	Ad categories showed continued strength in direct response and home retail goods as well as growth in new categories from financial, apparel and pet supplies.
Internet
Revenues were $3.2 million in the second quarter of 2008 compared to $2.5 million in the second quarter of 2007 when excluding $2.7 million revenue from Martha Stewart Flowers. Flowers revenue was previously recorded in the Internet segment and is now recorded in the Merchandising segment. The increase in revenue for the quarter resulted from advertising revenue growth of 31% that was more than offset by the transition to the Martha Stewart for 1-800-Flowers.com program.
Operating loss was $(2.0) million in the second quarter of 2008, compared with an operating loss of ($2.1) million in the second quarter of 2007.
Adjusted EBITDA loss was $(1.4) million in the second quarter of 2008, an improvement from an adjusted EBITDA loss of $(1.7) million in the second quarter of 2007.
Highlights
•	Second quarter traffic showed solid gains, with page views increasing 23% over the prior year’s quarter. These strong traffic and engagement trends continue into the third quarter of 2008, with July page views trending up 50% year-over-year.

•	The marthastewart.com website unveiled a suite of wedding planning tools, powered by WeddingWire, enabling couples to plan and manage their entire wedding experience on marthastewart.com.
Broadcasting
Revenues in the second quarter of 2008 were $11.4 million, compared to $10.4 million in the second quarter of 2007, as a result of contributions from the Emeril business and a new integrated marketing program with TurboChef.
Operating income was $0.9 million for the second quarter of 2008, compared with an operating loss of ($0.9) million in the second quarter of 2007.
Adjusted EBITDA was $1.4 million for the second quarter of 2008, compared to $1.1 million in the prior year’s second quarter.
Highlights
•	Season 4 of The Martha Stewart Show is now cleared in over 90% of the U.S. with better timeslots in certain key markets.

•	Emeril Green, a new original series featuring Chef Emeril Lagasse, premiered on Planet Green, Discovery Communications’ new eco-lifestyle television network. The half-hour show airs Monday through Friday at 8 and 8:30 pm (ET/PT).

•	Emeril Live! premiered on Fine Living Network, airing seven nights a week at 7 pm (ET/PT), followed by The Martha Stewart Show in primetime.
Merchandising
Revenues were $16.2 million for the second quarter of 2008, as compared to $10.4 million in the prior year’s second quarter. The increase was driven by strong product sales at Macy’s and the expansion of our crafts line into Wal-Mart as well as contributions from Emeril and 1-800-Flowers.com.
Operating income was $8.4 million for the second quarter of 2008, compared to $3.5 million in the second quarter of 2007.
Adjusted EBITDA was $8.8 million for the second quarter of 2008, more than double Adjusted EBITDA of $3.9 million in the prior year’s second quarter.
Highlights
•	The Martha Stewart Collection at Macy’s witnessed strong sales during the quarter and remains the No. 1 brand on Macy’s bridal registry.

•	The Company has expanded the availability of the Martha Stewart Crafts line with its entrance into Wal-Mart stores. Two new assortments — Martha Stewart Create and Martha Stewart Celebrate — debuted in the majority of Wal-Mart stores across the U.S. and Canada earlier this month.

•	With the successful launch of Martha Stewart for 1-800-Flowers.com, the flowers program generated significant increases in the quarter. Orders shipped in the month of May, which includes Mother’s Day, were up approximately 50% year-over-year. Average order value has grown by 30% year-over-year.

•	The quarter benefited from robust sales of Emeril’s licensed kitchen and food lines.
Corporate Expenses
Total Corporate expenses were $(12.8) million in the second quarter of 2008, compared to $(13.3) million in the prior year’s quarter. Adjusted EBITDA loss was $(11.6) million in the current period, which includes certain non-recurring corporate costs of $1.5 million, compared to $(10.9) million in the prior year period.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented, “Our operating performance exceeded our expectations for the second quarter despite the current economic environment. However, visibility into the second half of 2008 remains extremely limited, particularly in advertising. In spite of these challenges, we continue to execute on our strategy. By bolstering the revenue base with acquisitions like Emeril and new merchandising deals such as our crafts expansion into Wal-Mart, coupled with disciplined operating expense management within our businesses, we are in a good position to maintain our outlook for the year and remain bullish about our potential longer term.”
For the third quarter of 2008, we expect revenues in the range of $65.0 to $67.0 million, operating loss in the range of $(0.5) million to break-even and adjusted EBITDA in the range of $3.5 to $4.0 million. This outlook includes contributions from the Emeril acquisition.
For the full-year 2008, inclusive of Emeril, we anticipate revenue of approximately $300.0 million, operating income in the range of $8.5 to $13.5 million and adjusted EBITDA in the range of $23.0 to $28.0 million. Our third quarter and full-year guidance reflect anticipated savings from reduction in costs and expenses.
The Company will host a conference call with analysts and investors on July 29 at 10:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Internet, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, June 30,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES
Publishing	$46,265	$47,478
Merchandising	16,249	10,352
Internet	3,241	5,183
Broadcasting	11,355	10,433

Total revenues	77,110	73,446

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	36,565	38,881
Selling and promotion	18,051	22,172
General and administrative	19,248	17,920
Depreciation and amortization	1,523	2,263

Total operating costs and expenses	75,387	81,236

OPERATING INCOME / (LOSS)	1,723	(7,790)

OTHER INCOME / (EXPENSE)
Interest income, net	56	775
Other income / (expense)	(1,131)	432

Total other income / (expense)	(1,075)	1,207

INCOME / (LOSS) BEFORE INCOME TAXES AND LOSS IN EQUITY INTEREST	648	(6,583)

Income tax provision	(106)	(154)
Loss in equity interest	(214)	—

NET INCOME / (LOSS)	$328	$(6,737)

EARNINGS / (LOSS) PER SHARE – BASIC AND DILUTED
Net income / (loss) per share	$0.01	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	53,476	52,386
Diluted	55,588	52,386

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2008	2007
REVENUES
Publishing	$87,057	$88,096
Merchandising	29,315	23,952
Internet	6,655	8,713
Broadcasting	21,916	19,389

Total revenues	144,943	140,150

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	72,584	78,609
Selling and promotion	36,765	42,403
General and administrative	35,527	35,239
Depreciation and amortization	2,879	4,241

Total operating costs and expenses	147,755	160,492

OPERATING LOSS	(2,812)	(20,342)

OTHER INCOME / (EXPENSE)
Interest income, net	539	1,547
Other income / (expense)	(1,131)	432

Total other income / (expense)	(592)	1,979

LOSS BEFORE INCOME TAXES AND LOSS IN EQUITY INTEREST	(3,404)	(18,363)

Income tax provision	(288)	(243)
Loss in equity interest	(214)	—

NET LOSS	$(3,906)	$(18,606)

LOSS PER SHARE – BASIC AND DILUTED
Net loss per share	$(0.07)	$(0.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	53,087	52,382

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,
	2008	December 31,
	(unaudited)	2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$43,267	$30,536
Short-term investments	490	26,745
Accounts receivable, net	52,766	94,195
Inventories	5,511	4,933
Deferred television production costs	6,056	5,316
Income taxes receivable	9	513
Other current assets	2,773	3,921

Total current assets	110,872	166,159

RESTRICTED CASH	28,500	—
PROPERTY, PLANT AND EQUIPMENT, net	15,100	17,086
INTANGIBLE ASSETS, net	105,372	53,605
INVESTMENT IN EQUITY INTEREST, net	4,001	—
OTHER NONCURRENT ASSETS	21,311	18,417

Total assets	$285,156	$255,267

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$25,854	$27,425
Accrued payroll and related costs	11,449	13,863
Income taxes payable	672	1,246
Current portion of deferred subscription income	24,255	25,578
Current portion of deferred revenue	12,337	5,598
Current portion loan payable	6,000	—

Total current liabilities	80,567	73,710

DEFERRED SUBSCRIPTION REVENUE	7,260	9,577
DEFERRED REVENUE	14,048	14,482
LOAN PAYABLE	22,500	—
OTHER NONCURRENT LIABILITIES	2,751	1,969

Total liabilities	127,126	99,738

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Class A common stock, $0.01 par value, 350,000 shares authorized: 27,780 and 26,738 shares issued in 2008 and 2007, respectively	278	267
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 and 26,722 shares outstanding in 2008 and 2007, respectively	267	267
Capital in excess of par value	279,707	272,132
Accumulated deficit	(120,268)	(116,362)
Accumulated other comprehensive loss	(1,179)	—

	158,805	156,304

Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	158,030	155,529

Total liabilities and shareholders’ equity	$285,156	$255,267

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2008	2007
ADJUSTED EBITDA
Publishing	$8,043	$6,779
Merchandising	8,818	3,902
Internet	(1,385)	(1,705)
Broadcasting	1,377	1,126

Adjusted EBITDA before Corporate Expenses	16,853	10,102
Corporate Expenses	(11,561)	(10,889)

Adjusted EBITDA	5,292	(787)

NON-CASH EQUITY COMPENSATION Publishing	773	1,434
Merchandising	375	355
Internet	91	90
Broadcasting	222	1,160
Corporate Expenses	585	1,701

Total Non-Cash Equity Compensation	2,046	4,740

DEPRECIATION AND AMORTIZATION
Publishing	93	295
Merchandising	25	97
Internet	492	349
Broadcasting	300	837
Corporate Expenses	613	685

Total Depreciation and Amortization	1,523	2,263

OPERATING INCOME / (LOSS)
Publishing	7,177	5,050
Merchandising	8,418	3,450
Internet	(1,968)	(2,144)
Broadcasting	855	(871)

Operating Income before Corporate Expenses	14,482	5,485
Corporate Expenses	(12,759)	(13,275)

Total Operating Income / (Loss)	1,723	(7,790)

OTHER INCOME / (EXPENSE)
Interest income, net	56	775
Other income/ (expense)	(1,131)	432

Total Other Income / (Expense)	(1,075)	1,207

INCOME / (LOSS) BEFORE INCOME TAXES AND LOSS IN EQUITY INTEREST	648	(6,583)
Income tax provision	(106)	(154)
Loss in equity interest	(214)	—

NET INCOME / (LOSS)	$328	$(6,737)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2008	2007
ADJUSTED EBITDA
Publishing	$10,450	$9,157
Merchandising	15,799	11,134
Internet	(3,195)	(3,978)
Broadcasting	1,899	1,776

Adjusted EBITDA before Corporate Expenses	24,953	18,089
Corporate Expenses	(20,905)	(21,318)

Adjusted EBITDA	4,048	(3,229)

NON-CASH EQUITY COMPENSATION
Publishing	1,423	2,219
Merchandising	736	715
Internet	151	164
Broadcasting	460	7,046
Corporate Expenses	1,211	2,728

Total Non-Cash Equity Compensation	3,981	12,872

DEPRECIATION AND AMORTIZATION
Publishing	192	588
Merchandising	49	193
Internet	870	505
Broadcasting	410	1,699
Corporate Expenses	1,358	1,256

Total Depreciation and Amortization	2,879	4,241

OPERATING INCOME / (LOSS)
Publishing	8,835	6,350
Merchandising	15,014	10,226
Internet	(4,216)	(4,647)
Broadcasting	1,029	(6,969)

Operating Income before Corporate Expenses	20,662	4,960
Corporate Expenses	(23,474)	(25,302)

Total Operating Loss	(2,812)	(20,342)

OTHER INCOME / (EXPENSE)
Interest income, net	539	1,547
Other income / (expense)	(1,131)	432

Total Other Income / (Expense)	(592)	1,979

LOSS BEFORE INCOME TAXES AND LOSS IN EQUITY INTEREST	(3,404)	(18,363)
Income tax provision	(288)	(243)
Loss in equity interest	(214)	—

NET LOSS	$(3,906)	$(18,606)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income/(loss), depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).
Third Quarter Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$3.5	—	$4.0
Depreciation and Amortization	(1.5)		(1.5)
Non-Cash Equity Compensation	(2.5)		(2.5)

Operating Loss	(0.5)	—	—

Interest and other Income	—		0.5

Pre-tax Income / (Loss)	(0.5)	—	0.5

Income Taxes	—		—

Net Income / (Loss)	(0.5)	—	0.5

Earnings/(Loss) Per Share	$(0.01)	—	$0.01

Avg. Diluted Shares Outstanding	55.5		55.5
Full Year 2008 Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$23.0	—	$28.0
Depreciation and Amortization	(6.5)		(6.5)
Non-Cash Equity Compensation	(8.0)		(8.0)

Operating Income	8.5	—	13.5

Interest and Other Expenses	(0.5)		(0.5)

Pre-tax Income	8.0	—	13.0

Income Taxes	—		—

Net Income	8.0	—	13.0

Earnings Per Share	$0.15	—	$0.24

Avg. Diluted Shares Outstanding	54.9		54.9